MEMORANDUM OF AGREEMENT entered into this 27 day of March, 2003.

BETWEEN:

CTI DIVERSIFIED HOLDINGS INC.
(hereinafter referred to as “the Lender”)

OF THE FIRST PART

- and -

FLOWRAY INC. and FLOWSTAR TECHNOLOGIES INC.
(hereinafter referred to as “the Borrowers”)

OF THE SECOND PART

                         WHEREAS the Borrowers have requested the Lender to provide funding for operations, and the Lender is prepared to advance funds to the Borrowers from time to time on the terms and subject to the conditions hereinafter set forth;

                         AND WHEREAS the Borrowers have already received payments from William B. Cooper on January 31, 2003 in the amount of $5Q000.00 and on February 13, 2003 in the amount of $100,000.00 (the “Cooper Funds”);

                         AND WHEREAS the Lender has paid William B. Cooper the Cooper Funds;

                         NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree with each other, except as otherwise stated, as follows:

1.                          The parties hereto acknowledge and agree that from time to time the Borrowers will request funding from the Lender for operating purposes. Each request for funding by the Borrowers shall be first approved by the Lender who can refuse to approve any such request for any reason whatsoever.

2.                          Upon approval by the Lender of each funding request by the Borrowers,

2

and prior to the advance of each funding request, the Borrowers shall complete, date, execute and provide to the Lender a promissory note for each advance, with each promissory note to be in the form as the promissory note attached hereto as Schedule “A” (the “Promissory Notes”).

3.                          The Borrowers shall pay interest to the Lender on the Promissory Notes at the rate of 5% per annum, calculated monthly on the last day of the month, not in advance, from the date of each Promissory Note on the outstanding balance owing on the Promissory Notes until the full amount owing on the Promissory Notes, including interest, is paid in full.

4.                          The Promissory Notes shall be paid by the Borrowers to the Lender as follows:

25% of the balance owing on the Promissory Notes	March 30, 2004
25% of the balance owing on the Promissory Notes	September 30, 2004
25% on the balance owing on the Promissory Notes	March 30, 2005
Balance together with all accrued interest	September 30, 2005

5.                          The place of repayment of the Promissory Notes shall be at 614 East 21st Avenue, Vancouver, British Columbia, V5V 1R7, or such other address as is notified by the Lender to the Borrowers in writing.

6.                           Each of the Borrowers represent and warrant to the Lender the following:

(a)	The Borrowers are corporations duly incorporated, validly existing and duly registered or qualified to carry on business in the Province of Alberta;

(b)
The execution, delivery and performance by the Borrowers of this Agreement have been duly authorized by all necessary actions and do not violate its constating documents or any applicable laws or agreements to which it is subject or by which it is bound.

7.                           Each of the Borrowers covenant and agree with the Lender, while this Agreement is in effect, the following:

3

(a)	The Borrowers will not incur any further capital expenditures in excess of $100,000.00;

(b)	The Borrowers shall not consent to or facilitate a change in the ownership of the shares of the Borrowers;

(c)	The Directors of the Borrowers shall not declare any dividends;

(d)	The Borrowers shall not advance any loans to any shareholders or any person, and

(e)	The Borrowers shall not sell, transfer, convey, lease or otherwise dispose of any of its properties or assets other than in the ordinary course of business and on commercially reasonable terms;

without the prior written consent of the Lender, such consent not to be unreasonably withheld.

8.                           The Borrowers further covenant and agree with the Lender, while this Agreement is in effect, to provide the Lender with annual financial statements for the Borrowers within 60 days of the Borrowers’ fiscal year end, which statements shall be reviewed by an accountant who shall provide a “Notice to Reader” report in respect of the same.

9.                          As security for the repayment to the Lender of the Promissory Notes, and all other sums owing to the Lender pursuant to this Agreement, the Borrowers shall provide contemporaneously with the execution of this Agreement the following:

(a)	A general security agreement, in the form attached hereto as Schedule “B” (the “General Security Agreement”); and

(b)	A Postponement by Mr. Gregory Burghardt in favour of the Lender in the form attached hereto as Schedule “C”;

10.                         The Lender shall obtain from William B. Cooper an acknowledgement in writing that the Cooper Funds have been repaid in full and that William B. Cooper has

4

no claim against the Borrowers on account of the Cooper Funds. Upon receipt of the acknowledgement, the Borrowers shall complete, date, execute and provide to the Lender a Promissory Note in the amount of $150,000.00 to be in the form as the Promissory Note attached hereto as Schedule “A”.

11.                         Each of the parties shall, upon the reasonable request of the other parties, make, do, execute or cause to be made, done, or executed all such further and other lawful acts, deeds, things, documents and assurances of whatsoever nature and kind for the better or more perfect or absolute performance of the terms and conditions of this Agreement.

12.                         This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one in the same Agreement.

13.                         This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, and the parties hereto submit to the jurisdiction of the Courts in the Province of Alberta.

14.                          This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

                         IN WITNESS WHEREOF the parties have hereunto set their hands and affixed their seals as of the day and year first above written.

CTI DIVERSIFIED HOLDINGS INC.

Per:

FLOWRAY INC.

Per:	/s/ Gregory Burkhardt

FLOWSTAR TECHNOLOGIES INC.

Per:	/s/ Gregory Burkhardt

Schedule “A”
PROMISSORY NOTE

CND$___________________

Dated: __________________

FOR VALUE RECEIVED, FLOWRAY INC. and FLOWSTAR TECHNOLOGIES INC.
(collectively, the “Borrowers”), both companies incorporated under the laws of Alberta and having an office do 8709 - 50 Avenue, Edmonton, Alberta, T6E 5H4, jointly and severally promise to pay to the order of CTI DIVERSIFIED HOLDINGS, INC. (the “Lender”), do 614 East 21st Avenue, Vancouver, British Columbia, V5V 1R7, the principal sum as stated above of lawful money of Canada, together with interest at the rate of 5% per annum, calculated monthly on the last day of the month not in advance from the date of advance, as well after as before maturity or default, on the amount of principal from time to time remaining unpaid. The principal and all accrued and unpaid interest are payable to the Lender as follows:

25% of the Principle Amount	March 30, 2004
25% of the Principle Amount	September 30, 2004
25% of the Principle Amount	March 30, 2005
Balance together with all accrued interest	September 30, 2005

The borrowers may from time to time repay all or any part of the principal that remains unpaid, together with applicable interest on the principal so paid to the date of payment without notice or bonus.

THE BORROWERS waive demand and presentment for payment, notice of non-payment, protest, and notice of protest of this Note.

THE CORPORATE SEAL OF	)
FLOWRAY INC.	)
was affixed in the presence of	)
)
)
)
Authorized Signatory	)
)
)
)
Authorized Signatory	)
)
THE CORPORATE SEAL OF	)
FLOWSTAR TECHNOLOGIES INC.	)
was affixed in the presence of:	)
)
)
)
Authorized Signatory	)
)
)
)
Authorized Signatory	)

Schedule "B"
GENERAL SECURITY AGREEMENT

This Agreement in writing made between:

FLOWRAY INC. and FLOWSTAR TECHNOLOGIES INC.
(hereinafter collectively called the “Debtor”)

- and -

CTI DIVERSIFIED HOLDINGS, INC.
(hereinafter called the “Secured Party”)

1.	SECURITY INTEREST

1.1
(a)          For value received, the Debtor hereby transfers, mortgages, grants and assigns to the Secured Party, and grants a security interest (the “Security Interest”) to the Secured Party in all of the present and after-acquired personal property of the Debtor (or in which the Debtor now or anytime hereafter has or acquires rights) of any and all kinds whatsoever. Without limiting the generality of the foregoing, the Security Interest herein granted extends to all present and after-acquired Goods, (including all parts, accessories, attachments, special tools, additions and accessions thereto), Chattel Paper, Documents of Title (whether negotiable or not) Instruments, Intangibles and Securities which the Debtor now or hereafter may own or in which the Debtor acquires an interest or rights (including without limitations such as may be returned to or repossessed by the Debtor) and all Proceeds and renewals thereof Accessions thereto and substitutions therefor; and the personal property in which the Security Interest is granted hereby is collectively herein referred to as the “Collateral”.

(b)
In this Agreement, the terms “Goods”, “Chattel Paper”, “Documents of Title”, “Equipment”, “Consumer Goods”, “Instruments”, “Intangibles”, “Securities”, “Proceeds”, “Inventory”, and “Accession”, whenever used herein shall be interpreted pursuant to their respective meanings when used in the Personal Property Security Act of Alberta as amended from time to time, which Act including amendments thereto, and any Acts substituted therefor and amendments thereto is herein referred to as the “PPSA”. The term, “Inventory” when used herein shall include livestock and the young thereof after conception and crops that become crops within one year of execution of this Security Agreement. Any reference herein to “Collateral” shall, unless the context otherwise requires, be deemed to be a reference to “Collateral or any part thereof’. The term “Proceeds” whenever used herein and interpreted as above shall by way of example include trade-ins, equipment, cash, bank accounts, notes, chattel paper, goods, contract rights, accounts, and any other personal property or obligation received when such Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of.

(c)	The Security Interest granted hereby shall not extend to or apply to and Collateral shall not include the last day of the term of any lease or agreement therefor but upon the enforcement of the Security Interest the Debtor shall stand possessed of such last day in trust to assign the same to any person acquiring such term.

2.	INDEBTEDNESS SECURED

                         The Security Interest as granted hereby secures payment and satisfaction of any and all obligations, indebtedness and liability whatsoever of the Debtor to the Secured Party (including interest thereon and legal fees and disbursements on a solicitor-and-his-own-client basis), present or future, direct or indirect, absolute, or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred and any ultimate unpaid balance thereof and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Debtor be bound alone or with another or others and whether as principal or surety (hereinafter collectively called “Indebtedness”). If the Security Interest in the Collateral is not sufficient, in the event of Default, to satisfy all Indebtedness of the Debtor, the Debtor acknowledges and agrees that the Debtor shall continue to be liable for any Indebtedness remaining outstanding and the Secured Party shall be entitled to have and pursue full payment thereof

3.	REPRESENTATIONS AND WARRANTIES OF DEBTOR

The Debtor represents and warrants, and so long as this Security Agreement remains in effect shall be deemed to continuously represent and warrant, to the Secured Party that:

(a)
The Collateral is genuine and owned by the Debtor free of all security interests, mortgages, liens, claims, charges or other encumbrances (hereinafter collectively called the “Encumbrances”) save for the Security Interest and those encumbrances shown on Schedule “A” hereto or hereafter approved in writing by the Secured Party prior to their creation or assumption; and further that none of the Collateral has been sold, transferred, assigned, conveyed or otherwise disposed of by the Debtor; and

(b)
Each debt, Chattel Paper and Instrument constituting Collateral is enforceable in accordance with its terms against the party obligated to pay the same (“Account debtor”) and the amount represented by the Debtor to the Secured Party from time to time as owing by each Account debtor or by all Account debtors will be the correct amount actually and unconditionally owing by such Account debtor or Account debtors, except for normal cash discounts where applicable, and no Account debtor will have any defence, set-off, claim or counterclaim against the Debtor which can be asserted against the Secured Party, whether in any proceeding to enforce Collateral or otherwise.

Goods in transit to such locations and Inventory on lease or consignment; and all fixtures or Goods about to become fixtures and all crops and all oil, gas or other materials to be extracted and all timber to be cut which forms part of the Collateral will be situate at one of such locations.

4.	COVENANT OF THE DEBTOR

                         So long as this Security Agreement remains in effect the Debtor covenants and agrees with Secured Party:

(a)
To defend the Collateral against the claims and demands of all other parties claiming the same or an interest therein; to keep the Collateral free from all Encumbrances, except for the Security Interest and those shown on Schedule “A” or hereafter approved in writing by the Secured Party, prior to their creation and assumption; and not to sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein without the prior written consent of the Secured Party; provided always that, until default, the Debtor may, in the ordinary course of the Debtor’s business, sell or lease Inventory and, subject to Clause 7 hereof, use monies available to the Debtor.

(b)	To notify the Secured Party promptly of

	(i)	any change in the information contained herein or in the schedule hereto relating to the Debtor, the Debtor’s business or the Collateral;

	(ii)	the details of any significant acquisition of Collateral;

	(iii)	the details of any claims or litigation effecting the Debtor or the Collateral;

	(iv)	any loss or damage to the Collateral;

	(v)	any default by any Account debtor in payment or other performance of his obligations with respect of the Collateral; and

	(vi)	the return to or repossession by the Debtor of any Collateral.

(c)
To keep the Collateral in good order, condition and repair and not to use the Collateral in violation of the provisions of this Security Agreement or any other agreement relating to the Collateral or any policy insuring Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;

(d)
To do, execute, acknowledge and deliver such financing statements and further assignments, transfers, documents, acts, matters and things (including further schedules hereto) as may be reasonably requested by the Secured Party of or in respect of the Collateral in order to give effect to these presents and to pay all costs for searches and filings in connection therewith;

(e)
To pay all taxes, rates, levies, duties, assessments and other charges of every nature which may be lawfully levied, assessed or imposed against or in respect of the Debtor or the Collateral as and when the same become due and payable;

(f)
To insure the Collateral for such periods, in such amounts, in such terms and against loss or damage by fire and such other risks as the Secured Party shall reasonably direct with loss payable firstly to the Secured Party in form and manner acceptable to the Secured Party and to pay all premiums therefor; to prevent the

Collateral, save Inventory sold or leased as permitted hereby, from being or becoming an Accession to other property not covered by this Security Agreement;

(h)
To carry on and conduct the business of the Debtor in a proper and efficient manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor’s business as well as accurate and complete records concerning Collateral, and mark any and all such records and Collateral at the Secured Party’s requests so as to indicate the Security Interest;

(i)	To deliver to the Secured Party from time to time promptly on request:

	(i)	any Documents of Title, Instruments, Securities and Chattel Paper constituting, representing or relating to Collateral;

(ii)
all books of accounts and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to Collateral for the purpose of inspecting, auditing or copying the same or in the event of Default for such other purposes as the Secured Party may require;

	(iii)	all financial statements prepared by or for the Debtor regarding the Debtor’s business;

	(iv)	all policies and certificates of insurance relating to Collateral; and

	(v)	such information concerning the Collateral, the Debtor and the Debtor’s business and affairs as the Secured Party may reasonably request.

5.                      USE AND VERIFICATION OF COLLATERAL

                         Subject to compliance with the Debtor’s covenants contained herein and Clause 7 hereof, the Debtor may, until Default, possess, operate, collect, use and enjoy and deal with the Collateral in the ordinary course of the Debtor’s business in any manner not inconsistent with the provisions hereof, provided always that the Secured Party shall have the right at any time and from time to time to verify the existence and state of the Collateral in any manner that the Secured Party may consider appropriate and the Debtor agrees to furnish all assistance and information and to perform all such acts as the Secured Party may reasonably request in connection therewith and for such purpose to grant to the Secured Party or its agents access to all places where Collateral may be located and to all premises occupied by the Debtor,

6.                      SECURITIES

                         If the Collateral at any time includes Securities, the Debtor authorizes the Secured Party to transfer the same or any part thereof into its own name or that of its nominee so that the Secured Party or its nominee may appear of record as the sole owner thereof, provided that, until Default, the Secured Party shall deliver promptly to the Debtor all notices or other communications received by it or its nominee as such registered owner and, upon demand and receipt of payment of any necessary expenses thereof, shall issue to the Debtor or its order a proxy to vote and take all action with respect to such security. After Default, the Debtor waives all rights to receive any notices or communications received by the Secured Party or its nominee as such registered owner and agrees that no proxy issued by the Secured Party to the Debtor or its order as aforesaid shall thereafter be effective.

7.                     COLLECTION OF DEBTS

                         Before or after Default under this Security Agreement, the Secured Party may notify all or any Account debtors of the security interest and may also direct such Account debtors to make all payments on Collateral to the Secured Party. The Debtor acknowledges that any payments on or other proceeds of Collateral received by the Debtor from Account debtors, whether before or after notification of this Security Interest to the Account debtors and whether before or after default under this Security Agreement shall be received and be held by the Debtor in trust for the Secured Party and shall be turned over to the Secured Party upon request.

8.                      INCOME FROM AN INTEREST ON COLLATERAL

(a)
Until Default, the Debtor reserves the right to receive any monies constituting income or interest on Collateral and if the Secured Party receives any such monies prior to default, the Secured Party shall either credit the same to the account of the Debtor or pay the same promptly to the Debtor.

(b)
After Default, the Debtor will not request or receive any monies constituting income from or interest on Collateral and if the Debtor receives any such monies without any request by it, the Debtor will pay the same promptly to the Secured Party.

9.                      DISPOSITION OF MONIES

                         Subject to any applicable requirements of the PPSA, all monies collected or received by the Secured Party pursuant to or in exercise of any right it possesses with respect to Collateral shall be applied on account of Indebtedness in such manner as the Secured Party deems best or, at the option of the Secured Party, may be held unappropriated in a Collateral account or released to the Debtor, all without prejudice to the liability of the Debtor or the rights of the Secured Party hereunder, and any surplus shall be accounted for as required by law.

10.                    EVENTS OF DEFAULT

                         The happening of any of the following events or conditions shall constitute default hereunder (and is herein referred to as a “Default”):

(a)
The non-payment when due, whether by acceleration or otherwise, of any principal or interest forming part of the Indebtedness or the failure of the Debtor to observe or perform any obligation, covenant, term, provision or condition contained in this Security Agreement or any other agreement between the Debtor and the Secured Party;

(b)	The death of or a declaration of incompetency by a Court of competent jurisdiction with respect to the Debtor, if an individual;

(c)
The bankruptcy or insolvency of the Debtor; the filing against the Debtor of a petition in bankruptcy; the making of an authorized assignment for the benefit of creditors by the Debtor; the appointment of a receiver or trustee for the Debtor or for any assets of the Debtor or the institution by or against the Debtor of any other type of insolvency proceeding under the Bankruptcy Act or otherwise;

(d)	If the Debtor is a company, the commencement of proceedings under or the taking of any benefit by the Debtor under any statute providing for winding up or for companies creditors arrangements;

(e)	The institution by or against the Debtor of any formal or informal proceeding for the dissolution or liquidation or settlement of claims against or winding up of the affairs of the Debtor;

(f)	If any encumbrance effecting Collateral becomes enforceable against the Collateral;

(g)
If the Debtor ceases or threatens to cease to carry on business or makes or agrees to make a bulk sale of assets without complying with applicable law or commits or threatens to commit an act of bankruptcy;

(h)
If any execution, sequestration, extant or other process of any court becomes enforceable against the Debtor or if a distress or analogous process is levied upon the assets of the Debtor or any part thereof,

(i)
If any certificate, statement, representation, warranty or audit report heretofore or hereafter furnished by or on behalf of the Debtor pursuant to or in connection with this Security Agreement, or otherwise, (including, without limitation, the representations and warranties contained herein) or as an inducement to the Secured Party to extend any credit to or to enter into this or any other agreement with the Debtor, proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified, or proves to have omitted any substantial contingent or unliquidated liability or claim against the Debtor; or if up on the date of execution of this Security Agreement, there shall have been any material adverse change in any of the facts disclosed by any such certificate, representation, statement, warranty or audit report, which change shall not have been disclosed to the Secured Party at or prior to the time of such extension.

11.                    ACCELERATION

                         In the event of a Default, the Debtor shall have a period of 60 days from the occurrence of the Default to cure or remedy the Default. If the Default is not cured or remedied within the said 60 days, the Secured Party, in its sole discretion may declare all or any of the indebtedness to be immediately due and payable upon demand being made to the Debtor.

12.                   REMEDIES

(a)
Upon Default, the Secured Party may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of the Secured Party or not, to be a Receiver or Receivers (hereinafter called a “Receiver” which term when used herein shall include a Receiver and Manager) of the Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his stead. Any such Receiver shall, so far as concerns responsibility for his acts, be deemed to be the agent of the Debtor and not of the Secured Party, and the Secured Party shall not be in any way responsible for any misconduct, negligence, or non-feasance on the part of any such Receiver, his servants, agents or employees. Subject to the provisions of the instrument appointing him, any such Receiver shall have power to take possession of the Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Debtor and to sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of the Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the Debtor, enter upon, use and occupy all premises owned or occupied by the Debtor wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the Debtor’s business or as security for loans or advances to enable him to carry on the Debtor’s business or otherwise, as such Receiver shall, in his discretion, determine. Except as may be otherwise directed by the Secured Party, all monies received from time to time by such Receiver in carrying out his appointment shall be received in trust for and paid over to the Secured Party. Every such Receiver, may, in the discretion of the Secured Party, be vested with all and any of the rights and powers of the Secured Party.

(b)	Upon Default, the Secured Party may, either directly or through its agent or nominee, exercise any or all of the powers and rights given to a Receiver by virtue of the foregoing subclause (a).

(c)
The Secured Party may take possession, collect, demand, sue on, enforce, recover and receive Collateral and give valid and binding receipts and discharges therefor and in respect thereof and, upon Default, the Secured Party may sell, lease or otherwise dispose of Collateral in such manner, at such time or times and place or places, for such consideration and upon such terms and conditions as the Secured Party in its sole discretion determines.

(d)
In addition to those rights granted herein and in any other agreement now or hereafter in effect between the Debtor and the Secured Party and in addition to any other rights the Secured Party may have at law or in equity, the Secured Party shall have, both before and after default, all rights and remedies of a Secured Party under the PPSA. Provided always, that the Secured Party shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease or otherwise dispose of Collateral or to institute any proceedings for such purposes. Furthermore, the Secured Party shall have no obligation to take any steps to preserve rights against prior parties to any Instrument or Chattel Paper whether Collateral or Proceeds and whether or not in the Secured Party’s possession and shall not be liable or accountable for failure to do so.

(e)
The Debtor acknowledges that the Secured Party or any Receiver appointed by it may take possession of Collateral wherever it may be located and by any method permitted by law and the Debtor agrees upon request from the Secured Party or any such Receiver to assemble and deliver possession of Collateral as such place or places as directed.

(f)
The Debtor agrees to pay all costs, charges and expenses reasonably incurred by the Secured Party or any Receiver appointed by it, whether directly or for services rendered (including without limitation legal fees and disbursements on a solicitor-and-his-own-client basis and auditor’s costs and legal fees and disbursements incurred by the Receiver (on a solicitor-and-his-own-client basis) and the Receiver’s remuneration), in operating the Debtor’s accounts, in preparing or enforcing this Security Agreement, taking custody of, preserving, repairing, processing, preparing for disposition and disposing of Collateral and enforcing or collecting Indebtedness and all such costs, charges and expenses, together with monies owing as a result of any borrowing by the Secured Party or any Receiver appointed by it, as permitted hereby, shall be a first charge on the proceeds of realization, collection or disposition of Collateral and shall be secured hereby.

(g)
The Secured Party will give the Debtor such notice, if any, of the date, time and place of any public sale or of the date after which any private disposition of Collateral is to be made, as may be required by the PPSA.

13.                   MISCELLANEOUS

(a)
The Debtor hereby authorizes the Secured Party to file such financing statements, financing change statements, and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying Collateral or any permitted encumbrances effecting Collateral or identifying the locations at which the Debtor’s business is carried on and Collateral and records relating thereto are situate) as the Secured Party may deem appropriate to perfect and continue the security interest, to protect and preserve its interest in Collateral and to realize upon the Security Interest and the Debtor hereby irrevocably constitutes and appoints the Manager or Acting Manager from time to time of the Secured Party with a true and lawful attorney of the Debtor, with full power of substitution, to do any of the foregoing in the name of the Debtor whenever and wherever it may be deemed necessary or expedient.

(b)
Without limiting any other right of the Secured Party, whenever Indebtedness is immediately due and payable or the Secured Party has the right to declare Indebtedness to be immediately due and payable (whether or not it has so declared), the Secured Party may, in its sole discretion, set off against Indebtedness any and all monies owed to the Debtor by the Secured Party in any capacity, whether or not due, and the Secured Party shall be deemed to have exercised such right to set off immediately at the time of making its decision to do so even though any charge therefor is made or entered on the Secured Party’s records subsequently thereto.

(c)
Upon the Debtor’s failure to perform any of its duties or obligations hereunder, the Secured Party may (but shall not be obligated to) perform any or all of such duties or obligations, and the Debtor shall pay to the Secured Party, forthwith upon written demand therefor, an amount equal to the expense incurred by the Secured Party in so doing plus interest thereon from the date such expense is incurred until it is paid at the rate of Eighteen (18%) per cent per annum.

(d)
The Secured Party may grant extensions of time and other indulgences, take and give up security, accept compositions, compound, compromise, settle, grant releases and discharges and otherwise deal with the Debtor, debtors of the Debtor, sureties and others and with Collateral and other security as the Secured Party may see fit without prejudice to the liability of the Debtor or the Secured Party’s right to hold and realize the Security Interest. Furthermore, the Secured Party may demand, collect and sue on Collateral in either the Debtor’s or the Secured Part’s name, at the Secured Party’s option, and may endorse the Debtor’s name on any and all cheques, commercial paper, and any other Instruments pertaining to or constituting Collateral or Proceeds thereof

(e)
No delay or omission by the Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Furthermore, the Secured Party may remedy any default by the Debtor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by the Debtor. All rights and remedies of the Secured Party granted or recognized herein are cumulative and may be exercised at any time and from time to time independently or in combination.

(f)
The Debtor waives protest of any Instrument constituting Collateral at any time held by the Secured Party on which the Debtor is in any way liable and, subject to Clause 13 (g) hereof, notice of any other action taken by the Secured Party.

(g)
This Security Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. In any action brought by an assignee of this Security Agreement and the Security Interest or any part thereof to enforce any rights hereunder, the Debtor shall not assert against the assignee any claim or defence which the Debtor now has or hereafter may have against the Secured Party. If more than one Debtor executes this Security Agreement the obligations of such Debtors hereunder shall be joint and several.

(h)	Save for any schedules which may be added hereto pursuant to the provisions hereof, no modifications, variation or amendment of any provision of this Security Agreement shall be made except by a written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.

(i)
Subject to the requirements of Clause 13 (g) hereof, whenever either party hereto is required or entitled to notify or direct the other or to make a demand or request upon the other, such notice, direction, demand or request shall be in writing and shall be sufficiently given only if delivered to the party for whom it is intended at the principal address of such party herein set forth as changed pursuant hereto or if sent by prepaid registered mail addressed to the party for whom it is intended at the principal address of such party herein set forth or as changed pursuant hereto. Either party may notify the other pursuant hereto of any change in such party’s principal address to be used for the purposes hereof

(j)
This Security Agreement and the security afforded hereby are in addition to and not in substitution for any other security now or hereafter held by the Secured Party and is, and is intended to be, a continuing Security Agreement and shall remain in full force and effect until discharged by the Secured Party.

(k)
The headings used in this Security Agreement are for convenience only and are not to be considered a part of this Security Agreement and do not in any way limit or amplify the terms and provisions of this Security Agreement.

(1)
When the context so requires, the singular number shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.

(m)
In the event of any provisions of this Security Agreement, as amended from time to time, shall be deemed invalid or void, in whole or in part, by any Court of competent jurisdiction, the remaining terms and conditions of this Security Agreement shall remain in full force and effect.

(n)
Nothing herein contained shall in any way obligate the Secured Party to grant, continue, renew, extend time for payment of or accept anything which constitutes or would constitute Indebtedness or to lend or advance any monies whatsoever to the Debtor or the Debtor’s account.

(o)	The Security Interest created hereby is intended to attach when this Security Agreement is signed by the Debtor and delivered to the Secured Party.

(p)
In this Security Agreement and the transactions evidenced hereby shall be governed by and construed in accordance with the laws of the Province of Alberta as the same may from time to time be in effect, including, where applicable, the PPSA.

14.                   COPY OF AGREEMENT

                         The Debtor hereby acknowledges receipt of a copy of this Security Agreement.

15.                   COPY OF FINANCING STATEMENTS

                         The Debtor hereby waives any and all rights the Debtor has or may have now or hereafter to receive or be given copies of any financing statement or financing change statement filed by or for the Secured Party.

                         IN WITNESS WHEREOF the Debtor has hereunto affixed its corporate seal by the hand of its proper officer this _____ day of , 2003.

FLOWRAY INC.

Per:

FLOWSTAR TECHNOLOGIES INC.

Per:

SCHEDULE “A”

(Encumbrances Affecting Collateral)

nil

Schedule "C"

POSTPONEMENT

                         Subject to what is set out below, Gregory Burghardt hereby agrees to the postponement of his rights as holder of security interests from Flowray Inc. and Flowstar Technologies Inc. (collectively the “Debtor”) under and pursuant to a certain Financing Statement filed at the Alberta Personal Property Registry on the 27th day of June, 2002 as No. 02062710203 and all security agreements and security interests held by him on the property of the Debtor to all the rights and security interests held by CTI Diversified Holdings, Inc. as described in the Financing Statement filed at the Personal Property Registry on the 14th day of March, 2003 as No. 03031423290, and security agreements perfected thereby.

                         Notwithstanding what is set out above, Gregory Burghardt shall be entitled and authorized to withdraw the sum of $65,032.70 from the Debtor, and obtain reimbursement from the Debtor for expenses incurred in the ordinary course of business in priority to the security interests of CTI Diversified Holdings, Inc.

                         Dated this _____ day of___________________ , 2003.

Witness as to the signature of	GREGORY BURGHARDT
Gregory Burghardt

AFFIDAVIT OF EXECUTION

CANADA	)	I, ________________________________, of the
PROVINCE OF ALBERTA	)	City of Edmonton, in the
TO WIT:	)	Province of Alberta,
	)	MAKE OATH AND SAY:

1.                         THAT I was personally present and did see Gregory Burghardt named in the annexed instrument, on the basis of the identification provided to me, duly sign and execute the same for the purpose named therein.

2.                         THAT the same was executed at the City of Edmonton, in the Province of Alberta, and that I am the subscribing witness thereto.

3.                         THAT I know the said Gregory Burghardt and he is in my belief of the full age of eighteen years.

SWORN BEFORE ME at the City of	)
Edmonton, in the Province of Alberta, this	)
________ day of ___________________,	)
2003.	)
)
)
)
A COMMISSIONER FOR OATHS IN	)
AND FOR THE PROVINCE OF
ALBERTA

THIS AGREEMENT DATED THE _____ DAY OF
___________________________________, 2003

BETWEEN:

CTI DIVERSIFIED HOLDINGS INC.

- and -

FLOWRAY INC. and
FLOWSTAR TECHNOLOGIES INC.

LOAN AGREEMENT

REYNOLDS, MIRTH, RICHARDS & FARMER LLP Barristers & Solicitors 3200 Manulife Place 10180-101 Street Edmonton, Alberta T5J 3W8 100525-001-030 DNT